EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Carol K. Nelson, Chief Executive Officer and President, and Debra L. Johnson, Executive Vice President and Chief Financial Officer, of Cascade Financial Corporation (the Corporation), each certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.
The Form 10-K of the Corporation for the year ended December 31, 2010 (the Form 10-K), fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition, and results of operations of the Corporation.

This certification is being furnished solely for purposes of Section 906 and is not being filed as part of this report.

Date: March 25, 2011	/s/ Carol K. Nelson
By: Carol K. Nelson, President and Chief Executive Officer (Principal Executive Officer)

Date: March 25, 2011	/s/ Debra L. Johnson
By: Debra L. Johnson, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)